January 11, 1996




Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York  10017


         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Colorado taxes in the Registration Statement. Subject to such review, our opinion dated January 23, 1990 remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Colorado Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  IRELAND, STAPLETON, PRYOR &
                                                     PASCOE, P.C.


                                                  By: /s/ William E. Tanis
                                                           Vice President

                                January 19, 1996








Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, NY  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Georgia taxes in the Registration Statement. Based upon such review, our opinion concerning Georgia taxes as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Georgia Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ King & Spalding

                                                     KING & SPALDING

                             New Orleans, Louisiana
                                January 9, 1996
                          Direct Dial No. 504-556-4112


Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York   10017


Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Louisiana Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Louisiana Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     LISKOW & LEWIS



                                                     By: /s/ Robert S. Angelico


RSA:hms

                                                    January 12, 1996

Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

                  With respect to Post-Effective Amendment No. 29 to the Registration Statement on From N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Maryland Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

                  We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Maryland Taxes". In giving such consent, we do not thereby admit that we are in the category of persosn whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,


                                           /s/ Venable, Baetjer and Howard, LLP

Telephone: (617) 573-0100                             Facsimile: (617) 227-4420

                                January 11, 1996





Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Massachusetts Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Massachusetts Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                     /s/ Palmer & Dodge

                                January 15, 1996





Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Michigan Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ Dickenson, Wright, Moon
                                                 Van Dusen & Freeman

                                January 24, 1996



Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Dear Sir or Madam:

                  We are Minnesota tax counsel to Seligman Tax-Exempt Fund Series, Inc., a Maryland corporation ("Seligman"). We have been informed that Seligman qualifies as a regulated investment company as that term is defined and limited in section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), and that it has taken all other action to ensure that Seligman may pay exempt-interest dividends as that term is defined in section 852(b)(5)(A) of the Code. We understand that Seligman has sold separate series of classes of shares, each generally to residents of specified states, for the purpose of enabling such residents to receive exempt-interest dividends that are exempt from the regular federal income tax as well as from the regular income tax imposed by the state of residence of the recipient shareholder.

                  You have asked for our opinion as to the Minnesota income tax consequences of the receipt by a shareholder of the Minnesota Tax-Exempt Class of exempt-interest dividends that are payable with respect to shares of the Minnesota Tax-Exempt Class. In responding to your inquiry, we have reviewed the Articles of Incorporation of Seligman, as amended and supplemented, and certain other materials that you have supplied to us. In addition, we have reviewed certain of the laws of the State of Minnesota, and certain provisions of the Code.

                  You have told us that each of the classes of Seligman, including the Minnesota Tax-Exempt Class, is, and intends to continue to qualify as, a "fund" of Seligman within the meaning of section 851(h) of the Code. As such, you have informed us that each of the classes of Seligman, including the Minnesota Tax-Exempt Class, is, and intends to continue to qualify as, a separate regulated investment company, and that Seligman has taken, and will take, all other action so as to enable the Minnesota Tax-Exempt Class to pay exempt-interest dividends within the meaning of the Code. We have also been told that Seligman has in the past and will in the future attempt to invest the bulk of the assets belonging to the Minnesota Tax-Exempt Class in any combination of tax-exempt obligations of the State of Minnesota or its political or governmental subdivisions, municipalities, governmental agencies or instrumentalities, so as to generate as large a percentage of tax-exempt income as is possible. In addition, we have been informed that, during all material times, Seligman has invested the assets belonging to the Minnesota Tax-Exempt
Class,  and has made payments to the  shareholders  of the Minnesota  Tax-Exempt
Class, so as to meet the 95% test that is set forth below, whether based on a fiscal or a calendar year basis. We have relied, for purposes of this opinion, upon the statements in the documents that we have reviewed and upon all of the representations that have been made to us, but have made no independent investigation thereof, and express no opinion with respect thereto.

                  Minn. Stat. ss.290.01, subd. 19, provides that the starting point for the computation of Minnesota taxable income is federal taxable income, to which various additions, subtractions, and modifications are then made. Minn. Stat. ss.290.01, subd. 19(a), provides for certain additions in the case of individuals, estates, and trusts, one of which is the following:

                           (1)(ii)  exempt-interest   dividends  as  defined  in
                  section 852(b)(5) of the Internal Revenue Code, except the portion of the exempt- interest dividends derived from interest income on obligations of the state of Minnesota or its political or governmental subdivisions, municipalities, governmental agencies or instrumentalities, but only if the portion of the exempt-interest dividends from such Minnesota sources paid to all shareholders represents 95 percent or more of the exempt-interest dividends that are paid by the regulated investment company as defined in section 851(a) of the Internal Revenue Code, or the fund of the regulated investment company as defined in section 851(h) of the Internal Revenue Code, making the payment;

                  In addition, Minn. Stat. ss.289A.50, subd. 10, which was enacted by Laws of Minnesota for 1995, Chapter 264, article 1, section 1, provides as follows:

                           LIMITATION  ON  REFUND.  If an  addition  to  federal
                  taxable income under section 290.01,  subdivision  19a, clause
                  (1), is judicially determined to discriminate against interstate commerce, the legislature intends that the discrimination be remedied by adding interest on obligations of Minnesota governmental units and Indian tribes to federal taxable income. This subdivision applies beginning with the taxable years that begin during the calendar year in which the court's decision is final. Other remedies apply for previous taxable years.

Accordingly, subject to Minn. Stat. ss.289A.50, subd. 10, to the extent that (1) the exempt-interest dividends that are paid by the Minnesota Tax-Exempt class are derived from interest income on obligations of the State of Minnesota or its political or governmental subdivisions, municipalities, governmental agencies or instrumentalities (the "specified obligations"), and (2) the 95% test that is set forth above is met, such exempt-interest dividends (to the extent that they are not includable in federal taxable income) will likewise be exempt from the regular Minnesota personal income tax, and only those exempt-interest dividends that are derived from other sources will be subject to such tax, in the case of individuals, estates, and trusts.1

                  As noted above, Minn. Stat. 289A.50, subd. 10, provides that it is the intent of Minnesota Legislature that interest income on obligations of Minnesota governmental units, which obligations include the specified obligations, and exempt-interest dividends that are derived from interest income on such obligations, be included in the net income of individuals, estates, and trusts for Minnesota income tax purposes if it is judicially determined that the exemption by Minnesota of such interest or such exempt-interest dividends unlawfully discriminates against interstate commerce because interest income on obligations of governmental units located in other states, or exempt-interest dividends derived from such obligations, is so included. This provision applies to taxable years that begin during or after the calendar year in which such judicial decision becomes final, regardless of the date on which the obligations were issued, and other remedies apply for previous taxable years. The United States Supreme Court recently denied certiorari in an Ohio case which upheld an exemption for interest income on obligations of Ohio governmental issuers, even though interest income on obligations of non-Ohio governmental issuers was subject to tax. However, it cannot be predicted whether a similar case will be brought in Minnesota or elsewhere, or what the outcome of such case would be.

                  Returning to the requirements of Minn. Stat. ss.290.01, subd. 19(a)(ii), should the 95% test not be met, all exempt-interest dividends paid by the Minnesota Tax-Exempt Class will be subject to the regular Minnesota personal income tax, even if derived from the specified obligations. Finally, even if the 95% test is met, to the extent that distributions do not represent exempt-interest dividends that are derived from interest income on the specified obligations, such distributions, including, but not limited to, long-term capital gains, will generally be subject to the regular Minnesota personal income tax.

                  In addition to imposing a regular personal income tax, Minnesota imposes an alternative minimum tax (see Minn. Stat. ss.290.091) on individuals, estates, and trusts that is based, in part, on such taxpayers' federal alternative minimum taxable income, which includes federal tax preference items. The Code provides that interest on specified private activity bonds is a federal tax preference item, and that an exempt-interest dividend of a regulated investment company constitutes a federal tax preference item to the extent of its proportionate share of the interest on such private activity bonds. Accordingly, exempt-interest dividends that are attributable to such private activity bond interest, even though they are also attributable to the specified obligations described in this letter, will be included in the base upon which such Minnesota alternative minimum tax is computed. In addition, the entire portion of exempt-interest dividends that is attributable to interest other than interest on the specified obligations is subject to the Minnesota alternative minimum tax. Finally, should the 95% test that is described above fail to be met, all of the exempt-interest dividends that are received by the shareholders of the Minnesota Tax-Exempt Class who are individuals, estates, or trusts, including all of those that are attributable to the specified obligations, will be subject to the Minnesota alternative minimum tax.

                  Subject to certain limitations that are set forth in the Minnesota rules, Minnesota Tax-Exempt Class dividends, if any, that are derived from interest on certain United States obligations are not subject to the regular Minnesota personal income tax or the Minnesota alternative minimum tax, in the case of shareholders of the Minnesota Tax-Exempt Class who are individuals, estates, or trusts.

                  The above discussion has related, in general, to individuals, estates, and trusts. Distributions, including exempt-interest dividends, that are paid to shareholders of the Minnesota Tax-Exempt Class are not excluded in determining the Minnesota franchise tax on corporations that is measured by taxable income and alternative minimum taxable income. Minnesota Tax-Exempt Class distributions may also be taken into account in certain cases in determining the minimum fee that is imposed on corporations, S corporations, and partnerships.

                  The opinions expressed herein represent our judgment regarding the proper Minnesota tax treatment of the specified shareholders of the Minnesota Tax-Exempt Class who are subject to Minnesota taxation. Our conclusions are based on our analysis of the Minnesota statutes, tax regulations and case law which exist as of the date of this opinion, all of which may be subject to prospective or retroactive change. Our opinion represents our best judgment regarding the issues presented and is not binding upon the Minnesota Department of Revenue ("Department") or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Department or rejected by a court.

                  We hereby consent to the filing of this opinion as an exhibit to the registration statement to be filed on or about January 26, 1996, with the Securities and Exchange Commission, and to the reference to us under the heading "Minnesota Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.


                                             Very truly yours,

                                             /s/ Faegre & Benson

                                             FAEGRE & BENSON
                                             Professional Limited
                                             Liability Partnership

                                January 19, 1996


Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, NY  10017

                  Re:      Seligman Tax-Exempt Fund - Missouri Series

Gentlemen:

                  We have acted as special Missouri tax counsel to the Seligman Tax-Exempt Fund Series, Inc. (the "Fund") and you have asked for our opinion of the Missouri personal income tax consequences, under Chapter 143 of the Missouri Revised Statutes, and Missouri personal property tax consequences to Missouri resident individuals owning shares of the Missouri Tax-Exempt Class of common stock of the Fund (the "Missouri Series"). We have assumed, with your permission, for purposes of rendering this opinion, (i) that the Fund, a Maryland corporation, is a nondiversified, open-ended management investment company; (ii) each "series" of the Fund, including the Missouri Series, qualifies for taxation as a regulated investment company under Part I, Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code");
(iii) that the Fund is authorized by its articles of incorporation to issue various classes of common stock, one of which is the Missouri Series; (iv) that the Fund, pursuant to its articles of incorporation, shall treat all consideration received by it from the issue or sale of shares of the Missouri Series, all assets in which such consideration is invested, and all income and proceeds from the investment and disposition of such assets as belonging to the shareholders of the Missouri Series, subject only to the rights of creditors;
(v) that dividends paid by the Missouri Series will constitute, in whole or in part, "exempt-interest dividends" within the meaning of Section 852(b)(5) of the Code; and (vi) that the Missouri Series will at the close of each quarter of its taxable year invest at least 50% of the value of its assets in debt obligations, the interest on which is excluded from gross income for purposes of Federal income taxation.

                  Our opinion is based upon the present provisions of the Missouri Revised Statutes, the Code of State Regulations (the "CSR") and the Missouri Register publications as in effect on the date hereof. In particular, our opinion is based upon the specific provisions of 12 CSR Section 10-2.155. No assurance can be given that the opinions below may not be modified by legislative, judicial or administrative changes which may be retrospective with respect to transactions prior to the effective date of such changes, subject only to the limitations in the Missouri and United States Constitutions against retrospective legislation, administrative determinations or judicial decisions. We have made no review and express no opinion with regard to (i) matters arising under the laws of any jurisdiction other than the State of Missouri; (ii) the creation of the Fund, its income tax status as a regulated investment company or the validity of the Fund's creation and issuance of shares of the Missouri Series; (iii) Missouri statutes or local ordinances imposing licensing and fee requirements (some of which may use an income base for the determination of the fee); (iv) the validity of various statutes considered herein under the Equal Protection, Due Process or Commerce Clauses of the United States Constitution (or similar provisions of the Missouri Constitution); (v) the validity or tax status of any debt obligations which the Fund or the Missouri Series may acquire; and (vi) any legislation pending before the current session of the Missouri General Assembly.

                  Based on the foregoing, we are of the opinion that:

                  1. Under Missouri law by application of 12 CSR Section 10-2.155, the portion of dividends distributed to individual shareholders of the Missouri Series that qualify as exempt interest dividends under Section 852(b)(5) of the Code equal to the ratio of the interest income allocated to the Missouri Series under Section 851(h) of the Code and derived from the investment of assets of the Missouri Series in obligations, the interest on which is excluded from gross income for Federal income tax purposes and exempt from Missouri income taxation, over the total interest income allocated to the Missouri Series under Section 851(h) of the Code and derived from the investment of the assets of the Missouri Series in obligations, the interest on which is excluded from gross income for Federal income tax purposes, will be exempt from the Missouri income tax imposed by Chapter 143 of the Missouri Revised Statutes.

                  2. Dividends paid by the Missouri Series, if any, that do not qualify as tax exempt dividends under Section 852(b)(5) of the Code, will be exempt from Missouri income tax only to the extent that such dividends are derived from interest on certain U.S. obligations that the State of Missouri is expressly prohibited from taxing under the laws of the United States. The portion of such dividends that is not subject to taxation by the State of Missouri may be reduced by interest, or other expenses, in excess of $500 paid or incurred by a shareholder in any taxable year to purchase or carry shares of the Missouri Series of the Tax-exempt Fund or other investments producing income that is includable in federal gross income, but exempt from Missouri income tax.

                  3. Capital gain dividends, as defined in Section 852(b)(3) of the Code, distributable by the Fund to individual resident shareholders of the Missouri Series, to the extent includable in Federal adjusted gross income, will be subject to Missouri income taxation.

                  4. Shares of the Missouri Series owned by individual shareholders will not be subject to the Missouri personal property tax under the current Missouri statutes. While under its Constitution the State of Missouri has the power to impose an intangible personal property tax on such property owned by individuals, the State has not, since the repeal of the operative provisions of Chapter 146 of the Missouri Revised Statutes as of January 1, 1975, exercised that power.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement prepared in connection with the offering of the Fund and the Missouri Series and to the references to this Firm in the Registration Statement under the heading "Missouri Taxes".

                                                     Very truly yours,

                                                     BRYAN CAVE LLP


                                                     By:  /s/ Bryan Cave LLP

                                                     January 26, 1996



Seligman Tax-Exempt Fund Series, Inc.,
   100 Park Avenue, 8th Floor,
          New York, New York  10017.

Ladies and Gentlemen:

                  We have acted as counsel to Seligman Tax-Exempt Fund Series, Inc. (the "Fund"), and you have requested our opinion regarding the New York State and City personal income tax consequences to holders of shares of the New York Tax-Exempt Series of the Fund (the "New York Series").

                  The Fund, a Maryland corporation, is an open-end non-diversified management investment company authorized by its Articles of Incorporation, Articles of Amendment and Articles Supplementary to such Articles of Amendment (collectively, the "Articles") to issue shares representing separate investment series of the Fund, one of which is the New York Series. The Articles provide that all consideration received by the Fund for the issue or sale of shares of a particular series, all assets in which such consideration is invested and all income and proceeds from such assets shall irrevocably belong to that series only, subject only to the rights of creditors. Dividends on shares of a particular series may be paid only from the assets belonging to the series. The income of the New York Series will consist primarily of interest on obligations of New York State and its municipalities and public authorities which is excluded from gross income for Federal income tax purposes by Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code") and certain other interest which is excluded from gross income for Federal income tax purposes, such as interest on bonds issued by the Government of Puerto Rico and exempt pursuant to Section 745 of Title 48 of the United States Code.

                  In connection with this opinion, we have assumed with your consent that the New York Series of the Fund is a regulated investment company taxable under Subchapter M of the Code and that dividends paid by the New York Series will constitute in whole or in part "exempt-interest dividends" within the meaning of Section 852(b)(5) of the Code.

                  Adjusted gross income for New York State and City personal income tax purposes is defined as adjusted gross income for Federal income tax purposes with certain statutory modifications. One modification is that interest received by a taxpayer on obligations of any state other than New York or a political subdivision of any such state generally must be added to Federal adjusted gross income. Regulations promulgated by the New York State Tax Commission provide that "exempt-interest dividends" attributable to interest on obligations of any state other than New York or a political subdivision of any such state must be added to Federal adjusted gross income in calculating adjusted gross income for New York State and City personal income tax purposes.

                  On the basis of the foregoing and our consideration of such matters as we have considered necessary, we advise you that, in our opinion, for New York State and City personal income tax purposes, owners of shares in the New York Series will be entitled to exclude from their adjusted gross income for New York State and City tax purposes any dividends paid by the New York Series which qualify as "exempt-interest dividends" under Section 852(b)(5) of the Code and are not derived from interest on obligations of a state other than New York or a political subdivision of any such state. Such dividends would include, for example, dividends derived from qualifying interest on obligations issued by the Government of Puerto Rico.

                  In this regard, we have reviewed the Notices of the New York State Income Tax Bureau, dated February 18, 1977 and March 7, 1977, expressing the view that not only "exempt-interest dividends" derived from obligations of other states and their political subdivisions but all "exempt-interest dividends" which are attributable to interest on obligations of any issuer other than New York State or one of its political subdivisions (such as obligations issued by the Government of Puerto Rico) must be added to Federal adjusted gross income. Insofar as these Notices conflict with the regulations, which were adopted after the issuance of the Notices and which more closely follow the statutory language, we regard the regulations as the controlling authority. We note that the New York State Tax Commission has issued an advisory opinion, TSB-A-82-(5)-I (Sept. 22, 1982), in which it concluded that "exempt-interest dividends" attributable to interest on obligations issued by the Governments of Puerto Rico, the Virgin Islands and Guam, are exempt from New York State and City personal income tax.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement for the Fund and to the reference to us under the heading "New York State and City Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                        Very truly yours,


                                                        Sullivan & Cromwell

                                                  January 26, 1996







Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, NY  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to Ohio Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Ohio Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,



                                               /s/ Squire Sanders & Dempsey

                                                               January 25, 1996


Seligman Tax-Exempt Fund Series, Inc.
One Bankers Trust Plaza
New York, NY  10006

                  Re:      Oregon Series

Ladies and Gentlemen:

                  We have acted as Oregon counsel to Seligman Tax-Exempt Fund Series, Inc. (the "Fund"), and you have requested our opinion regarding the State of Oregon personal income tax consequences to holders of the Oregon Tax-Exempt Class of the Common Stock of the Fund (the "Oregon Series").

                  The Fund, a Maryland corporation, is a nondiversified, open-end management investment company authorized by its Articles of Incorporation and articles supplementary thereto to issue multiple classes of Common Stock, one of which is the Oregon Series. The Articles provide that all consideration received by the Fund for the issue or sale of shares of a particular class, all assets in which such consideration is invested and all income and proceeds from such assets shall belong to that class only, subject only to the rights of creditors. Dividends on shares of a particular class may be paid only from the assets belonging to the class.

                  The income of the Oregon Series will consist primarily of interest on obligations of the State of Oregon and its municipalities and public authorities, which is excluded from gross income for Federal income tax purposes by Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The income of the Oregon Series may also include certain other interest which is excluded from gross income for Federal income tax purposes, such as interest on certain bonds issued by the Government of Puerto Rico (excluded pursuant to 48 USC Section 745), the Government of Guam (excluded pursuant to 48 USC Section 1423a) or the Government of the Virgin Islands (excluded pursuant to 48 USC
Section 1574).

                  In connection with this opinion, we have assumed with your consent that the Oregon Series is a regulated investment company taxable under Subchapter M of the Code and that dividends paid by the Fund will constitute in whole or in part "exempt interest dividends" within the meaning of Section 852(b)(5) of the Code.

                  For purposes of State of Oregon personal income tax, taxable income is defined as taxable income for federal income tax purposes with certain statutory modifications. One modification is that interest or dividends on obligations or securities of any state other than Oregon, or of any political subdivision or authority of a state other than Oregon, generally must be added to federal adjusted gross income. Another modification is that interest or dividends on obligations of any authority, commission, instrumentality or territorial possession of the United States which by the laws of the United States is exempt from federal income tax but not from state income taxes also generally must be added to federal adjusted gross income.

                  On the basis of the foregoing, and our consideration of such matters as we have considered necessary, we advise you that, in our opinion, under present law for State of Oregon personal income tax purposes, owners of the Oregon Series will be entitled to exclude from State of Oregon adjusted gross income dividends paid by the Oregon Series which:

                  1) qualify as "exempt-interest dividends" under section 852(b)(5) of the Code; and

                  2)       are derived from:

                           (a) interest or dividends on obligations or securities of the State of Oregon or of a political subdivision or authority of the State of Oregon; or

                           (b) interest or dividends on obligations of any authority, commission, instrumentality or territoriality of the United States which, by the laws of the United States, are exempt from state income taxes (such as interest on certain bonds issued by Puerto Rico, Guam or the Virgin Islands).

                  In our opinion, under present law, shares of the Oregon Series will not be subject to Oregon personal property tax.

                  We express no opinion as to taxation under the Oregon Corporate Excise Tax or the Oregon Corporate Income Tax of dividends paid by the Oregon Series.

                  We hereby consent to the filing of this opinion as an exhibit to your Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., and to the reference to us under the heading "Oregon Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             SCHWABE, WILLIAMSON & WYATT, P.C.



                                             By:  /s/ Roy D. Lambert
                                                     Roy D. Lambert

RDL:wpc

                                             January 3, 1996


Seligman Tax-Exempt Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Fund Series, Inc., we have reviewed the material relative to South Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "South Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             /s/ Sinkler & Boyd, P.A.


--------
1 It should be noted that interest income that is derived from obligations held through repurchase agreements, even though derived from the specified obligations the interest income from which would be exempt, will not qualify under these rules, and any dividends that are attributable to such interest will be subject to the regular Minnesota personal income tax.